UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2017

NUKKLEUS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-192647	38-3912845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices) (zip code)

212-720-7200

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 17, 2017, Nukklues Limited (“Subsidiary”), a wholly owned subsidiary of Nukkleus Inc., entered into an amendment of that certain General Service Agreement entered with FML Malta, Ltd. (“FML”) dated May 24, 2016 pursuant to which the amount payable by FML to Subsidiary for services was reduced to $1,600,000. In addition, on October 17, 2017, Subsidiary entered into an amendment of that certain General Service Agreement entered with FXDirecftDealer, LLC (“FXDirect”) dated May 24, 2016 pursuant to which the amount payable by Subsidiary to FXDirect for services was reduced to $1,575,000. The above amendments were effective as of October 1, 2017.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment dated October 17, 2017 of that certain General Service Agreement between Nukkleus Limited and FML Malta, Ltd.

10.2	Amendment dated October 17, 2017 of that certain General Service Agreement between Nukkleus Limited and FXDIrectDealer LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

October 18, 2017	By:	/s/ Emil Assentato
Name: Emil Assentato
Title: President and Chief Executive Officer
(Principal Executive Officer)